UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	OTCQX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

As previously reported, on April 15, 2024, Marpai, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the purchasers that are parties thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) and JGB Collateral LLC, a Delaware limited liability company, as collateral agent for the Purchasers (the “Agent”), pursuant to which the Company agreed to sell to the Purchasers Senior Secured Convertible Debentures (the “Debentures”) in the aggregate principal amount of $11,830,000, for a total purchase price of $11,000,000 (the “Original Investment”).

On December 30, 2024, the Company, the Purchasers and the Agent entered into amendments to the Purchase Agreement (the “Amendment Agreement”) and the Debentures (each, a “Debenture Amendment” and collectively, the “Debenture Amendments”), with the Purchasers, the Agent and the other parties party thereto, as applicable, in order to, among other things, sell Debentures up to an additional aggregate principal amount of $5,376,000, for a total purchase price of $5,000,000 (the “Additional Investment”). Pursuant to the terms of the Amendment Agreement and the Debenture Amendments, $2,000,000 of the Additional Investment was delivered to the Company at closing, and the remaining $3,000,000 of the Additional Investment is being held in escrow pending satisfaction of certain terms and conditions specified in the Amendment Agreement and the Debenture Amendments.

The conversion feature of the Debentures applicable to the Original Investment does not apply to the Debentures issued in connection with the Additional Investment. The Amendment Agreement and the Debenture Amendments contain customary representations, warranties and covenants, as applicable.

As previously reported, the Company and certain of its domestic subsidiaries (the “Subsidiary Debtors”) granted to the Agent, for the benefit of the Purchasers, and to secure the Company’s and the Subsidiary Debtors’ obligations under the Purchase Agreement, the Debentures and the other transaction documents, first priority liens on certain assets (the “Collateral”), in each case, subject to permitted liens described in the transaction documents (the “Security Interests”). In addition, as previously reported, certain domestic subsidiaries, Damien Lamendola, the Company’s Chairman and Chief Executive Officer, and Hillcour Holding, LLC, an entity controlled by Mr. Lamendola (collectively, the “Guarantors”), entered into Guarantees, pursuant to which they guaranteed all obligations of the Company, the Subsidiary Debtors and each Guarantor under the Purchase Agreement, Debentures and the other transaction documents (the “Guarantees”). The obligations of the Company, the Subsidiary Debtors and the Guarantors under the Additional Investment are secured by the Security Interests and guaranteed by the Guarantees. In addition, the Additional Investment is secured by first priority and second priority, as applicable, liens on certain real property owned by affiliates of the Company.

The foregoing descriptions of the terms of the Amendment Agreements and the Debenture Amendments, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Amendment Agreement and representative form of Debenture Amendment, which are included as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 related to the issuance of the Debentures in connection with the Additional Investment is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Debentures in connection with the Additional Investment was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events

On January 6, 2025, the Company issued a press release titled: “Marpai Announces Second Tranche of Non-Dilutive Growth Funding with $5 Million From JGB”. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Debenture Amendment.
10.1	Amendment Agreement, dated December 30, 2024, by and among Marpai, Inc., its subsidiaries named therein, JGB Collateral, LLC and the other parties party thereto.
99.1	Press release dated January 6, 2025, titled: “Marpai Announces Second Tranche of Non-Dilutive Growth Funding with $5 Million From JGB”.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: January 6, 2025	By:	/s/ Damien Lamendola
		Name:	Damien Lamendola
		Title:	Chief Executive Officer

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